Exhibit 99.1

Exicure, Inc. Announces Support of CEO in its Ongoing Exploration of Strategic Alternatives

5/26/2023

CHICAGO--(BUSINESS WIRE)--Exicure, Inc. (Nasdaq: XCUR), (“Exicure” or the “Company”), historically an early-stage biotechnology company focused on developing nucleic acid therapies targeting ribonucleic acid against validated targets, previously announced an ongoing strategy to explore strategic alternatives to maximize stockholder value, and as part of such ongoing effort, previously announced the appointment of Jung Sang (Michael) Kim as Chief Executive Officer and Chief Financial Officer of the Company and a Class II director of the Company’s board of directors (the “Board”).

The Company today announced that the Board fully supports the strategic vision of Mr. Kim and his ongoing efforts to maximize stockholder value. Mr. Kim will lead the Company’s continuing efforts to identify and evaluate a range of potential strategic transaction alternatives, including transactions involving industries and businesses unrelated to our historical operations. These efforts include the possible sale of certain of the Company’s assets, as well as exploring growth through transactions with potential partners that see opportunity in joining an existing, publicly-traded organization. Mr. Kim will engage in discussions and oversee the due diligence process with parties potentially interested in transactions with the Company, and recommend to the Board whether any proposed transaction is in the best interests of the Company and its stockholders.

“Exicure is committed to exploring strategic transaction alternatives, and the Board will facilitate this process,” said Cheolho Jo of the Board. “The Board plans to proceed expeditiously, but will evaluate alternatives carefully for their ability to provide superior value to Exicure’s stockholders.”

There is no assurance that the review of strategic alternatives will result in any transaction or other strategic alternative.

About Exicure

Exicure, Inc. has historically been an early-stage biotechnology company focused on developing nucleic acid therapies targeting ribonucleic acid against validated targets. Following its recent restructuring and suspension of clinical and development activities, the Company is exploring strategic alternatives to maximize stockholder value, both with respect to its historical biotechnology assets and more broadly. For further information, see www.exicuretx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact may be deemed forward looking including, but not limited to, statements regarding: the Company’s current business plans and objectives, including the pursuit of strategic alternatives to maximize stockholder value. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “advance,” “believes,” “target,” “may,” “intend,” “could,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on March 27, 2023, as updated by the Company’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

Media Contact:
Karen Sharma
MacDougall
781-235-3060
ksharma@macdougall.bio

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